Exhibit 99.2


                                  PARTNERSHIP AGREEMENT OF

                                  CALDER & CO.

Memorandum of Agreement made this 9th day of Nov., 1995 between William Ebbels, Janice Currie, Jules Cohen, Vilma Pindling and Warren Goshine.

                                   WITNESSETH:

1. The parties hereto agree to form a partnership and as from the date hereof for the purpose and upon the terms and conditions hereinafter set forth under the firm name of "CALDER & CO."

2. The business of the partnership shall be limited to the holding in the partnership name of securities for the account and subject to the order of the Bank of Nova Scotia and its various branches and agencies in Canada and elsewhere, as well as for account and convenience of customers of said bank and save as expressly authorized or directed by the said Bank no partner shall in the name of the firm directly or indirectly engage in the business of trading securities or the purchase or sale thereof.

3. The services of each of the partners necessary to carry out the objects of the partnership shall be their only contribution to the partnership, and no partner shall be entitled to receive a salary from the partnership for such services.

4. The management and control of the entire business of the partnership shall be vested exclusively in the partners.


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5.    For the purpose of the sale, transfer or assignment of securities, the signature of all the partners shall be necessary except where the partnership signature is guaranteed by the Bank of Nova Scotia, in which case the firm name may be signed by any one of the partners.

6. The partnership shall continue until terminated by mutual agreement of a majority of the then partners and the Bank, provided, however, that any partner may withdraw from the partnership at any time by giving ten (10) days notice in writing to the other partners and to the Bank of his intention so to do. In the event that any partner should die, become incapacitated or withdraw from the partnership or should cease to be an employee of the Bank, his interest in the partnership and in its assets, shall forthwith cease, and the remaining partner(s) shall be entitled to continue the business and to use the partnership's name, subject to the provisions of the statutes of the State of New York relating thereto. The death, retirement or withdrawal of any partner from the partnership, or the admission of any new partner(s) thereto, shall not effect dissolution of the partnership and the partnership shall continue notwithstanding the same. New members may be admitted to the partnership with the consent of a majority of the then partners and that of the Bank, but not otherwise.

7. There shall at all times be no less than three (3) partners required to conduct the business of the partnership. In the event that there are less than three (3) partners,


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      the remaining partners shall forthwith take steps to see to it that an additional partner or additional partners are admitted to the partnership.

8. Other than as set out to the contrary above, all decisions that are taken relating to the business of the partnership, must be executed by the mutual consent of at least three partners.

IN WITNESS WHEREOF, we have hereunto set our several hands this 9th day of November 1995.


                                                /s/ William R. Ebbels
                                                ------------------------
                                                William R. Ebbels




                                                /s/ Janice Currie
                                                ------------------------
                                                Janice Currie




                                                /s/ Jules Cohen
                                                ------------------------
                                                Jules Cohen




                                                /s/ Vilma Pindling
                                                ------------------------
                                                Vilma Pindling




                                                /s/ Warren Goshine
                                                ------------------------
                                                Warren Goshine




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